Exhibit 10.17

FORM OF
INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT

This Indemnification Agreement is made and entered into this      day of             2015 (the “Agreement”) by and between Bellerophon Therapeutics LLC, a Delaware limited liability company (the “Company,” which term shall include any successor entity resulting from the conversion of the Company into another form of business entity and, where appropriate, any Entity (as hereinafter defined) controlled, directly or indirectly, by the Company), and [    ] (the “Indemnitee”).

WHEREAS, it is essential to the Company that it be able to retain and attract as directors and officers the most capable persons available;

WHEREAS, increased litigation has subjected directors and officers to litigation risks and expenses, and the limitations on the availability of directors and officers liability insurance have made it increasingly difficult for the Company to attract and retain such persons;

WHEREAS, the Company’s Governing Documents (as hereinafter defined) require it to indemnify its directors and officers to the fullest extent permitted by law and permit it to make other indemnification arrangements and agreements;

WHEREAS, the Company desires to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to or revocation of any of the Governing Documents or any change in the ownership of the Company or the composition of its Board of Directors);

WHEREAS, the Company intends that this Agreement provide Indemnitee with greater protection than that which is provided by the Governing Documents; and

WHEREAS, Indemnitee is relying upon the rights afforded under this Agreement in continuing as a director or an officer of the Company.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1.                                      Definitions.

(a)                                 “Board of Directors” of an Enterprise shall mean the board of directors, or, if the Enterprise is not a corporation, the board of managers, management committee or similar governing body of the Enterprise.

(b)                                 A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following:

(i) Acquisition of Stock by Third Party. Any Person (as hereinafter defined) (other than New Mountain Capital, LLC or any of its affiliates) is or becomes the Beneficial

Owner (as hereinafter defined), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding securities unless the change in relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;

(ii) Change in Board of Directors. Individuals who were either (A) directors of the Company on the later of the date hereof or the date of an IPO, or (B) appointed or nominated by the directors who were directors of the Company on the date hereof or on the date of an IPO or (C) appointed or nominated by directors referred to in clause (B) above, in each case other than any individual (x) whose initial nomination or appointment occurred as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors on the Board of Directors of the Company (other than any such solicitation made by the Board of Directors of the Company), or (y) designated by a Person that has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), (iv) or (v) of this Section 1(b) cease for any reason to constitute at least a majority of the members of the Board of Directors of the Company;

(iii) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its ultimate parent, as applicable) more than 51% of the combined voting power of the voting securities of the surviving entity or its ultimate parent, as applicable, outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity or its ultimate parent, as applicable;

(iv) Liquidation or Sale of Assets. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of the Company’s assets; and

(v) Other Events. The occurrence of any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as hereinafter defined), whether or not the Company is then subject to such reporting requirement.

For purposes of this Section 2(b), the following terms shall have the following meanings:

(A) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(B) “IPO” shall mean the initial public offering of equity interests in the Company or in any person of which the Company is a wholly-owned subsidiary, in each case pursuant to an effective registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

(C) “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(D) “Beneficial Owner” shall have the meaning given to such term in Rule 13d3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity

(c)                                  “Enterprise” shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the express request of the Company as a director, officer, employee, agent, partner, managing member, manager, trustee or fiduciary.

(d)                                 “Entity” shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity.

(e)                                  “Expenses” shall mean all reasonable fees, costs and expenses incurred by Indemnitee in connection with any Proceeding (as hereinafter defined) (including in connection with investigating, being a witness in or defending any Proceeding, or any preparation for any of the foregoing), including, without limitation, attorneys’ fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Section 11 or 12(c) below), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees and disbursements of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent, and other disbursements and expenses.  The parties agree that for purposes of any advancement of expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable. Notwithstanding anything else herein to the contrary, the term “Expenses” shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(d)                                 “Finally Adjudicated” shall mean that there has been a final adjudication by a court of competent jurisdiction from which there is no further right to appeal.

(e)                                  “Governing Documents” shall mean, as applicable, the Limited Liability Company Agreement, as amended, or the Certificate of Incorporation and By-laws or other equivalent governing documents of the Company.

(f)                                   “Independent Counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of Delaware limited liability company law or Delaware corporation law, as applicable, and neither presently is, nor in the past three years has been, retained to represent (i) the Company, any other Enterprise or Indemnitee in any matter material to any such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.  The Company agrees to pay the reasonable fees, costs and expenses of the Independent Counsel and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(g)                                  “Liabilities” shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

(h)                                 “Proceeding” shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including any appeal from any of the foregoing and further including any inquiry which Indemnitee reasonably believes might lead to the institution of any of the foregoing and further including any Proceeding initiated by Indemnitee pursuant to Section 11 below to enforce Indemnitee’s rights hereunder.

(i)                                     “Status” describes the status of a person who is serving or has served (i) as a director or officer of the Company, (ii) in any capacity with respect to any employee benefit plan of the Company, or (iii) as a director, partner, trustee, member, manager, shareholder, officer, employee, or agent of any other Entity at the request of the Company.  For purposes of this Agreement, including subsection (iii) of this Section l(i), if Indemnitee is serving or has served as a director, partner, trustee, member, manager, shareholder, officer, employee or agent of a Subsidiary, Indemnitee shall be deemed to be serving at the request of the Company.

(j)                                    “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other Entity of which the Company owns (either directly or through or together with another Subsidiary of the Company) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other Entity, or (B) 50% or more of the outstanding capital stock or other equity interests of such corporation, partnership, limited liability company, joint venture or other Entity.

2.                                      Services of Indemnitee.  In consideration of the Company’s covenants and commitments hereunder, Indemnitee agrees to serve and continue to serve as a director or an officer of the Company.  However, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

3.                                      Agreement to Indemnify.

(a)                                 The Company agrees to indemnify Indemnitee as follows:

(i)                                     Proceedings Other Than By or In the Right of the Company.  Subject to the exceptions contained in Section 4(a) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of Indemnitee’s Status, Indemnitee shall be indemnified by the Company against all Expenses and Liabilities incurred or paid by Indemnitee (referred to herein collectively as “Indemnifiable Amounts”) in connection therewith.

(ii)                                  Proceedings By or In the Right of the Company.  Subject to the exceptions contained in Section 4(b) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company by reason of Indemnitee’s Status, Indemnitee shall be indemnified by the Company against all Expenses incurred or paid by Indemnitee in connection therewith.

(b)                                 Conclusive Presumption Regarding Rights to Indemnification.  In making any determination required to be made under Delaware law or under this Agreement with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination, including, as applicable, Independent Counsel, shall presume that Indemnitee is entitled to indemnification under this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or Entity of any determination contrary to that presumption.

(c)                                  Reliance on Books and Records.  For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the

Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or the Board of Directors of the Enterprise or any committee thereof, or on information or records given or reports made to the Enterprise by an independent certified public accountant, an appraiser or other expert selected with reasonable care by the Enterprise or the Board of Directors of the Enterprise or any committee thereof or on an opinion rendered by an investment bank or other financial advisor to the Board of Directors of the Enterprise or any committee thereof, at the request of the Board of Directors of the Enterprise or any committee thereof, with respect to the fairness, from a financial point of view, to the Company of a transaction or series or combination of transactions to be undertaken by the Company.  The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.  The provisions of this Section 3(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(d)                                 Acting as Witness.  To the extent that Indemnitee is, by reason of Indemnitee’s Status, a witness or otherwise asked to participate (including responding to discovery requests) in any Proceeding to which Indemnitee is not a party and is not threatened to be made a party, Indemnitee shall be indemnified against all Expenses incurred or paid by Indemnitee in connection therewith.

(e)                                  Indemnification of Appointing Shareholder.  If (i) Indemnitee is or was affiliated with (or is the appointee of) an investor entity which has invested in the Company and was granted the right to appoint one or more directors (an “Appointing Shareholder”), (ii) the Appointing Shareholder is, or is threatened to be made, a party to or a participant in any Proceeding and (iii) the Appointing Shareholder’s being, or being threatened to be made, a party to or a participant in such Proceeding results from a claim based on the Indemnitee’s service to the Company as a director or otherwise on Indemnitee’s Status, then the Appointing Shareholder shall be entitled to the indemnification rights and remedies under this Agreement as if the Appointing Shareholder were Indemnitee. The Company and Indemnitee agree that the Appointing Shareholder is an express third party beneficiary of the terms of this Section 3(e).

4.                                      Exceptions to Indemnification.  Indemnitee shall be entitled to indemnification under Sections 3(a)(i) and 3(a)(ii) above in all circumstances other than with respect to any specific claim, issue or matter involved in the Proceeding out of which Indemnitee’s claim for indemnification has arisen (each such specific claim, issue or matter, a “Specific Claim”) as follows:

(a)                                 Proceedings Other Than By or In the Right of the Company.  If indemnification is requested under Section 3(a)(i) above and it has been Finally Adjudicated that, in connection with a Specific Claim, Indemnitee failed to act (i) in good faith and (ii) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful, Indemnitee shall not be entitled to payment under Section 3 above of any Indemnifiable Amounts incurred or paid by Indemnitee by reason of such Specific Claim.

(b)                                 Proceedings By or In the Right of the Company.  If indemnification is requested under Section 3(a)(ii) above and

(i)                                     it has been Finally Adjudicated that, in connection with a Specific Claim, Indemnitee failed to act (A) in good faith and (B) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, Indemnitee shall not be entitled to payment under Section 3 above of any Expenses incurred or paid by Indemnitee by reason of such Specific Claim; or

(ii)                                  it has been Finally Adjudicated that Indemnitee is liable to the Company with respect to such Specific Claim, Indemnitee shall not be entitled to payment under Section 3 above of any Expenses incurred or paid by Indemnitee by reason of such Specific Claim unless the Court of Chancery of the State of Delaware or another court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Expenses which such court shall deem proper; or

(iii)                               it has been Finally Adjudicated that Indemnitee is liable to the Company for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local statutory law, Indemnitee shall not be entitled to payment of Expenses relating thereto under Section 3 above.

(c)                                  Insurance Proceeds.  To the extent payment of Indemnifiable Amounts in connection with a Specific Claim is actually made to Indemnitee under a valid and collectible insurance policy the premiums for which have been paid by the Company, Indemnitee shall not be entitled to payment hereunder of Indemnifiable Amounts with respect to such Specific Claim except to the extent that the amount of such payment under such insurance policy is less than such Indemnifiable Amounts.  Any fees, costs and expenses incurred or paid by Indemnitee in enforcing Indemnitee’s rights under any liability insurance policy paid for by the Company and insuring Indemnitee shall be considered an Expense hereunder.

5.                                      Additional Indemnity.  In addition to, and without regard to any limitations on, the indemnification provided for in Section 3 above, the Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses and Liabilities incurred by

Indemnitee or on Indemnitee’s behalf if, by reason of Indemnitee’s Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee.  The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that has been Finally Adjudicated (under the procedures, and subject to the presumptions, set forth herein, including in Sections 3, 9 and 11 hereof) to be unlawful.

6.                                      Contribution.

(a)                                 Whether or not the indemnification provided in Sections 3 and 5 hereof is available, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b)                                 The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(c)                                  To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee in respect of any Proceeding for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the Indemnifiable Amounts incurred by Indemnitee in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).  The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct was active or passive.

7.                                      Procedure for Payment of Indemnifiable Amounts.

(a)                                 Indemnitee shall submit to the Company a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Section 3 above and the basis for the claim.  At the request of the Company, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee has incurred or paid such Indemnifiable Amounts.

(b)                                 Upon written request by Indemnitee for indemnification pursuant to Section 7(a) hereof, a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (A) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors of the Company, a copy of which shall be delivered to Indemnitee; or (B) if a Change in Control shall not have occurred, by one of the following four (4) methods, which shall be at the election of the Board of Directors of the Company: (i) by a majority vote of the disinterested directors, even though less than a quorum, (ii) by a committee of disinterested directors designated by a majority vote of the disinterested directors, even though less than a quorum, (iii) if there are no disinterested directors or if the disinterested directors so direct, by Independent Counsel in a written opinion to the Board of Directors of the Company, a copy of which shall be delivered to the Indemnitee, or (iv) if so directed by the Board of Directors of the Company, by the shareholders of the Company.  For purposes hereof, disinterested directors are those members of the Board of Directors of the Company who are not parties to the action, suit or other Proceeding in respect of which indemnification is sought by Indemnitee.

(c)                                  If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) hereof, the Independent Counsel shall be selected as provided in this Section 7(c).  If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors of the Company, in which event the next succeeding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors of the Company, and the Company shall give written notice to Indemnitee advising it of the identity of the Independent Counsel so selected .  In either event, the Company or Indemnitee, as applicable, may, within ten (10) days after written notice of such selection shall have been given, deliver to Indemnitee or the Company, as applicable,  a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If, within twenty (20)

days after submission by Indemnitee of a written request for indemnification pursuant to Section 7(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 7(b) hereof.  The Company shall pay any and all reasonable fees, costs and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 7(b) hereof, and the Company shall pay all reasonable fees, costs and expenses of Indemnitee incurred in connection with the procedures of this Section 7(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d)                                 The Company shall pay such Indemnifiable Amounts to Indemnitee within twenty (20) calendar days of receipt of the request and receipt of the documentation referred to in Section 7(a), as applicable; provided, that, in the event that the determination of Indemnitee’s entitlement to indemnification is to be made by Independent Counsel or the shareholders of the Company pursuant to Section 7(b) hereto, then the Company shall pay such Indemnifiable Amounts to Indemnitee within (20) calendar days of the date of such determination of entitlement.

8.                                      Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Status, a party to or otherwise the subject of, and is successful, on the merits or otherwise, in, any Proceeding, Indemnitee shall be indemnified against all Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter.  For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, by reason of settlement, judgment, order or otherwise, shall be deemed to be a successful result as to such claim, issue or matter.

9.                                      Effect of Certain Resolutions.  The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee’s action was unlawful.

10.                               Agreement to Advance Expenses; Undertaking.  The Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding, including a Proceeding by or in the right of the Company, in which Indemnitee is involved by reason of

Indemnitee’s Status within twenty (20) calendar days after the receipt by the Company of a written statement from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  Advances shall be unsecured and interest free and shall be made without regard to Indemnitee’s ability to repay the advances and without regard to Indemnitee’s ultimate entitlement to indemnification hereunder.  To the extent required by Delaware law, Indemnitee hereby undertakes to repay (without interest) any and all of the amount of Expenses paid to Indemnitee if it is Finally Adjudicated that Indemnitee is not entitled under this Agreement to indemnification with respect to such Expenses.  This undertaking is an unlimited general obligation of Indemnitee, and no other undertaking shall be required.

11.                               Remedies of Indemnitee.

(a)                                 Adjudication.  In the event that it should appear to Indemnitee that the Company has failed to comply with any of its obligations under this Agreement, or in the event that the Company advises Indemnitee that a determination has been made that Indemnitee is not entitled to indemnification under this Agreement or, subject to the provisions of Section 11(d)(iv) below, fails to advise Indemnitee, within sixty (60) days of Indemnitee’s written request therefor, that a determination has been made that Indemnitee is entitled to indemnification under this Agreement, or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any action, suit or other Proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification or otherwise to enforce the provisions of this Agreement.  Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in an arbitration to be conducted by a single arbitrator in the State of Delaware pursuant to the rules of the American Arbitration Association, such award to be made within twenty (20) calendar days following the filing of the demand for arbitration if the arbitration relates to failure by the Company to advance expenses and otherwise within sixty (60) calendar days following the filing of the demand for arbitration.  The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)                                 In the event that, following the final disposition of the underlying Proceeding in respect of which indemnification is being sought, , the Company provides written notice to Indemnitee stating that a determination has been made, in compliance with the provisions of this Agreement, including Sections 7(b) and 7(c), that Indemnitee is not entitled to indemnification under this Agreement and indemnification will not be made, then Indemnitee shall be required to commence such proceeding or arbitration with respect thereto on or before the date which is twelve (12) months of the date of delivery of such notice.Legal Fees and Expenses.  It is the intent of the Company that Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder.  Accordingly, if it should appear to Indemnitee that the Company has failed to comply with any of its obligations under this Agreement, or in the event that the Company advises Indemnitee that a determination has been made that Indemnitee is not entitled to indemnification under this Agreement or, subject to the provisions of Section 11(d)(iv) below, fails to advise Indemnitee, within sixty (60) days of Indemnitee’s written request therefor, that a determination has been made that Indemnitee is entitled to indemnification under this Agreement, or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any action, suit or other Proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, the Company irrevocably authorizes Indemnitee from time to time to retain counsel of Indemnitee’s choice, at the expense of the Company as hereafter provided, to advise and represent Indemnitee in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any action, suit or other Proceeding, whether by or against the Company or any director, officer, member, shareholder or other person affiliated with the Company or otherwise, in any jurisdiction.  Notwithstanding any existing or prior attorney-client relationship between the Company and any counsel, the Company irrevocably consents to Indemnitee’s entering into an attorney-client relationship with such counsel, and in that connection the Company and Indemnitee agree that a confidential relationship shall exist between Indemnitee and such counsel.  Without regard to whether Indemnitee prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all Expenses incurred by Indemnitee in connection with any of the foregoing.

(c)                                  Burden of Proof.  In any action, suit or other Proceeding brought under Section 11(a) above to obtain payment by the Company of any Indemnifiable Amounts, the Company shall have the burden of proving that Indemnitee is not entitled to such payment hereunder.

(d)                                 Prior Determinations Made Concerning Permissibility of Payment of Indemnifiable Amounts.

(i)                                     Neither the failure of the Company (including its members, shareholders, Board of Directors or any committee thereof) or Independent Counsel, as applicable, to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Expenses under this Agreement or the entitlement of Indemnitee to indemnification nor an actual determination by the Company (including its members, shareholders, Board of Directors or any committee thereof), or Independent Counsel that such payment or advancement is not permissible or that Indemnitee is not entitled to indemnification shall be a defense in any action, suit or other Proceeding brought under Section 11(a) above, and shall not create a presumption that such payment or advancement is not permissible or that Indemnitee is not entitled to indemnification.

(ii)                                  In the event that the Company (including its members, shareholders, Board of Directors or any committee thereof) or Independent Counsel, as applicable, has made a determination that the payment of Indemnifiable Amounts or the advancement of Expenses under this Agreement is not permissible and/or that Indemnitee is not entitled to indemnification, any action, suit or other Proceeding brought under Section 11(a) above shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of such adverse determination.

(iii)                               In the event that the Company (including its members, shareholders, Board of Directors or any committee thereof) or Independent Counsel, as applicable, has made a determination that the payment of Indemnifiable Amounts or the advancement of Expenses under this Agreement is permissible and/or that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any action, suit or other Proceeding brought under Section 11(a) above, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(iv)                              Notwithstanding anything in this Agreement to the contrary, no determination as to the permissibility of the payment of Indemnifiable Amounts and/or the advancement of Expenses or as to the entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the underlying Proceeding.

(e)                                  The Company shall be precluded from asserting in any action, suit or other Proceeding brought under Section 11(a) above that the procedures, presumptions or other provisions of this Agreement are not valid, binding and enforceable and shall stipulate in any such Proceeding that the Company is bound by all the provisions of this Agreement.

12.                               Defense of the Underlying Proceeding.

(a)                                 Notice by Indemnitee.  Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding which may result in the payment of Indemnifiable Amounts or the advancement of Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to receive payments of Indemnifiable Amounts or advancements of Expenses unless the Company’s ability to defend in such Proceeding is materially and adversely prejudiced thereby.

(b)                                 Defense by Company.  Subject to the provisions of the last sentence of this Section 12(b) and Section 12(c) below, the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to the payment of Indemnifiable Amounts hereunder with counsel reasonably satisfactory to Indemnitee; provided, however, that the Company shall notify Indemnitee of any such decision to defend within ten (10) calendar days of receipt of notice of any such Proceeding under Section 12(a) above.  The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise (including a settlement referred to in Section 6(a)) which (i) includes an admission of fault of Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee.  This Section 12(b) shall not apply to (x) a Proceeding brought by Indemnitee under Section 11(a) above or to any counterclaims or defenses of Indemnitee referred to in Section 20 below, or (y) a Proceeding brought by or in the right of the Company (unless Indemnitee consents to such assumption thereof by the Company).

(c)                                  Indemnitee’s Right to Counsel.  Notwithstanding the provisions of Section 12(b) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Status, (i) Indemnitee reasonably concludes that Indemnitee may have separate defenses or counterclaims to assert with respect to any issue which may be different from or in addition to those of the Company or other defendants in such Proceeding, (ii) a conflict of interest or potential conflict of interest exists between Indemnitee and the Company or the representation of Indemnitee by the Company would be precluded under the applicable standards of professional conduct then prevailing, (iii) the Company fails to assume the defense of such Proceeding in a timely manner, or (iv) the Proceeding is one that is brought by or in the right of the Company (regardless of which party has assumed the defense thereof ), Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice (but not more than one law firm plus, if applicable, local counsel in respect of any one Proceeding) at the expense of the Company.

13.                               Representations and Warranties of the Company.  The Company hereby represents and warrants to Indemnitee as follows:

(a)                                 Authority.  The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance by the Company of the undertakings contemplated by this Agreement have been duly authorized by all requisite limited liability action.

(b)                                 Enforceability.  This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.

14.                               Insurance.  Upon the Company becoming and for so long as the Company remains a public company, the Company shall use commercially reasonable efforts to purchase and maintain a policy or policies of insurance with reputable insurance companies providing Indemnitee with coverage for losses from wrongful acts or omissions.  For so long as Indemnitee shall remain a director or an officer of the Company and with respect to any such prior service, in all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors or officers, as applicable.  If the Company has such insurance in place at the time it receives from Indemnitee any notice of any Proceeding, the Company shall give prompt notice thereof to the insurers in accordance with the procedures set forth in the policy, and shall thereafter take all necessary or desirable action to cause such insurers to pay to Indemnitee any amounts owing to Indemnitee under the terms of the policy. For a period of at least six (6) years after Indemnitee ceases to serve as a director or officer of the Company or have any other Status (the period during which Indemnitee so served or had other Status, the “Applicable Coverage Time”), the Company shall continue to provide such insurance coverage to Indemnitee with respect to matters that existed or occurred at any time during the Applicable Coverage Time.

15.                               Contract Rights Not Exclusive; Third Party Indemnitors

(a)                                 Except as otherwise provided in Section 4(c) above, the rights to payment of Indemnifiable Amounts and advancement of Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, any of the Governing Documents, or any other agreement, vote of directors (or a committee of directors), or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity as a result of Indemnitee’s serving as a director or an officer of the Company.

(b)                                 The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Appointing Shareholder or an affiliate thereof (other than the Company or any of its Subsidiaries) (the “Third Party Indemnitors”).  The Company hereby agrees:

(i)                                     that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Third Party Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee is secondary);

(ii)                                  that it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Indemnifiable Amounts to the extent legally permitted and as required by the terms of any of the Governing Documents and/or this Agreement, without regard to any rights Indemnitee may have against the Third Party Indemnitors or any insurance policy purchased or maintained by the Third Party Indemnitors;

(iii)                               that it irrevocably waives, relinquishes and releases the Third Party Indemnitors from any and all claims against the Third Party Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof; and

(iv)                              that no advancement or payment by the Third Party Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Third Party Indemnitors shall have a right of reimbursement of such advancement or payment from, and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against, the Company.  The Company agrees that the Third Party Indemnitors are express third party beneficiaries of the terms of this Section 15(b).

(c)                                  Except as provided in Section 15(b) above, the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy maintained by the Company, contract, agreement or otherwise.

(d)                                 Except as provided in Section 15(b) above, the Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, partner, trustee, member, manager, shareholder, officer, employee, or agent of any other Entity shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other Entity.

16.                               Successors.  This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, membership interests and/or assets of the Company, any direct or indirect successor by merger or consolidation or otherwise by operation of law or the successor entity resulting from the conversion of the Company into another form of business entity) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee.  This Agreement shall continue for the benefit of Indemnitee and Indemnitee’s heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Status with respect to acts and omissions by Indemnitee that shall have occurred while Indemnitee had Status.

17.                               Subrogation.  Except as provided in Section 15(b) above or with respect to any insurance policy purchased or maintained by Indemnitee, in the event of any payment of Indemnifiable Amounts under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request and expense of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

18.                               Change in Law; Amendments to Governing Documents.  To the extent that a change in Delaware law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of any of the Governing Documents and/or this Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent.  The Company will not adopt any amendments to any of the Governing Documents (or, in the case of any successor to the Company following the date hereof, will not allow any of the Governing Documents to contain any provision) the effect of which would be to deny or diminish or encumber Indemnitee’s right to indemnification under this Agreement.

19.                               Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

20.                               Indemnitee as Plaintiff.  Except as provided in Section 11 above, in the last sentence of Section 4(c) above and in the next sentence, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Expenses with respect to any Proceeding brought by Indemnitee against the Company, any Entity which it controls, any director or officer thereof, or any third party, unless the Board of Directors of the Company or a committee thereof has validly consented to the initiation of such Proceeding.  This Section shall not apply to counterclaims or affirmative defenses asserted by Indemnitee in any Proceeding brought against Indemnitee.

21.                               Modifications, Amendments and Waiver.  Except as provided in Section 18 above with respect to changes in Delaware law which broaden the right of Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be effective unless made in writing by the party against which the waiver of such provision is sought to be enforced.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

22.                               General Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) if sent for next-day delivery by means of a nationally recognized overnight courier service, on the next day after it is so sent, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(i)             If to Indemnitee, to:

[    ]
[    ]

[    ]

(ii)          If to the Company, to:

Bellerophon Therapeutics LLC

Attn: Chief Executive Officer

Perryville III Corporate Park

53 Frontage Road, Suite 301

Hampton, New Jersey 08827

Fax: (908) 574-4770

or to such other address as may have been furnished in the same manner by any party to the others.

23.                               Governing Law: Consent to Jurisdiction; Service of Process.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.  Each of the Company and Indemnitee hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction (except as provided below) of the Court of Chancery of the State of Delaware and the courts of the United States of America located in the State of Delaware (the “Delaware Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto other than in such courts except (i) to enforce a judgment or order rendered by any of the aforesaid courts or (ii) as otherwise provided in Section 11), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.  Each of the parties hereto agrees that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service.  Service made pursuant to the preceding sentence shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BELLEROPHON THERAPEUTICS LLC

By:
Name:	Jonathan M. Peacock
Title:	Chief Executive Officer and President

INDEMNITEE